                               EXHIBIT 11.1

                        MILLER EXPLORATION COMPANY
                 COMPUTATION OF EARNINGS PER COMMON SHARE
                                                  YEAR ENDED DECEMBER 31,
                                                           1998
                                                  -----------------------
                                           (In thousands, except per share data)
BASIC EARNINGS (LOSS) PER
SHARE
Net income (loss)                                         $(41,800)
Shares
  Weighted average shares outstanding                       11,153
                                                          --------
Basic earnings (loss) per share                           $  (3.75)
                                                          ========
DILUTED EARNINGS (LOSS) PER
SHARE
Net income (loss)                                         $(41,800)
Shares
  Weighted average shares
  outstanding                                               11,153
                                                          --------
Diluted earnings (loss) per share                         $  (3.75)
                                                          ========
